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                                                                  Exhibit 99.(j)

                          Independent Auditors' Consent

We consent to the use of our report dated January 18, 2002, with respect to SG Cowen Income + Growth, Inc., SG Cowen Opportunity Fund and SG Cowen Large Cap Value Fund reorganized into the TCW Galileo Funds, Inc. as the TCW Income + Growth Fund, TCW opportunity Fund, and TCW Diversified Value Fund, respectively, incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectuses.

                                                      KPMG LLP

New York, New York
February 28, 2002